Exhibit (b)

SUNAMERICA MONEY MARKET FUNDS, INC.

Maryland

AMENDED AND RESTATED BY-LAWS

(as of March 4, 2008)

ARTICLE I

STOCKHOLDERS

Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within or without the State of Maryland as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

Section 2. Annual Meetings. The Corporation may not be required to hold an annual meeting in any year in which none or the following is required to be acted on by stockholders under the Investment Company Act of 1940: (a) election of directors; (b) approval of the investment advisory agreement; (c) ratification of the selection of independent public accountants; and (d) approval of a distribution agreement. When a meeting of the stockholders of the Corporation is required to be held under any of the circumstance described above, such meeting shall be held at such hour and on such date within 31 days after the lst day of April in each year as may be fixed by the Board of Directors for the purpose of voting on any matter described above and for the transaction of such other business as may properly be brought before the meeting.

Section 3. Special of Extraordinary Meetings. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if any, or by the President or by the Board of Directors and shall be called by the Secretary upon receipt of the request in writing signed by stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting stating the purpose of the meeting and the matters proposed to be acted on and upon payment by such stockholders of the estimated costs of preparing and mailing a notice of the meeting.

Section 4. Notice of Meeting of Stockholders. Not less than ten days’ and not more than ninety days’ written or printed notice of every meeting of stockholders, stating the time and place thereof (and the purpose of any special or extraordinary meeting), shall be give to each stockholder entitled to vote thereat and each other stockholder entitled to notice, by leaving the same with him or at his residence or usual and addressed to him at his address as it appears upon the books of the Corporation.

Each person who is entitled to notice of any meeting waives notice if he is present at the meeting, attends in person or by proxy or who either before or after the meeting signs a waiver of notice which is filed with the records of stockholders meetings.

Section 5. Closing of Transfer Books, Record Dates. The Board of Directors may direct that the stock transfer books of the Corporation be closed for a stated period not exceeding twenty days for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of and to vote at the meeting, receive a dividend or be allotted other rights. If such books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of providing for the closing of the stock transfer books, the Board of Directors may set a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding ninety days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

Section 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time (but not more than 120 days after the original record date for such meeting) until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

Section 7. Voting and Inspectors. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Clerk, or with such other officer or agent of the Trust as the Clerk may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. When any Share is held jointly be several persons, any one of them may vote at any meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. The placing of a Shareholder’s name on a proxy pursuant to telephone or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu or the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be complete reproduction of the entire original proxy or the portion thereof to be returned by the Shareholder.

At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed an Inspector.

The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.

Section 8. Conduct of Stockholders Meetings. The meetings of the Stockholders shall be presided over by the Chairman of the Board, or if he shall not be present or if there is no Chairman, by the President, or if he shall not be present, by a Vice-President, or if neither the President nor any Vice President is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act, or if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect a secretary.

Section 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number and Term of Office. The business and property of the Corporation shall be conducted and managed under the direction of a Board of Directors consisting of two directors, which number may be increased and decreased as provided in Section 2 of this Article. Each director shall hold office until such time as less than a majority of the directors then holding office have been elected by the stockholders or upon the occurrence of any of the conditions described under Section 16 of the Investment Company Act of 1940. At such time, a meeting of the stockholders shall be called for the purpose of electing the Board of Directors and the terms of office of the directors then in office shall terminate upon the election and qualification of such Board of Directors. Directors need not be stockholders.

Section 2. Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding fifteen, and may elect Directors to fill the vacancies created by any such increase in the number of directors until the next meeting as required by Article III, Section I hereof. The Board of Directors, by the vote of a majority of the entire Board, may decrease the number of Directors to a number to less than two but any such decrease shall not affect the term of office of any Director. Vacancies occurring other than by reason of any such increase shall be filled as provided by the Maryland General Corporation Law.

Section 3. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time determine, and in the case of meetings, as they may from time to time determine or as shall be specified in the respective notices of such meetings or waivers of notice thereof.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine.

Section 5. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board of Directors, if any, the President or two or more of the Directors, by oral, telegraphic or written notice duly served on each Director not less than one business day before such meeting or if sent or mailed to each Director not less than three business days before such meeting. Each Director who is entitled to notice waives such notice if he either before or after the meeting signs a waiver of the notice which is filed with the minutes of the meeting or is present at the meeting. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

Section 6. Quorum. One third of the Directors then in office (but in no event less than two Directors), shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, by the Articles of Incorporation or by these By-Laws.

Section 7. Telephonic Meeting, Etc. The members of the Board of Directors or any committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in such meeting can hear each other at the same time, and participation in a meeting by these means constitutes presence in person at such meeting.

Section 8. Executive Committee. The Board of Directors may elect from the Directors an Executive Committee to consist of such number of Directors (but not less than two) as the Board may from time to time determine. The Board of Directors shall have power at any time to change the members of such committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on, the Board. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

Section 9. Other Committees. The Board of Directors may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

Section 10. Informal Action by Directors. Unless the Investment Company Act of 1940, as amended, requires that a particular action be taken only at a meeting at which the Board of Directors are present in person, any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without such meeting if a consent to such action is given in writing or by electronic transmission by the Directors and filed with the minutes of proceedings of the Board of Directors.

Section 11. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as Directors as may from time to time be voted by the Board of Directors.

ARTICLE III

OFFICERS

Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors. These may include a Chairman of the Board, and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Chairman of the Board, if any, shall be selected from among the Directors. The Board of Directors may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged, or verified by two or more officers.

Section 2. Term of Office. Unless otherwise specifically determined by the Board of Directors, the term of office of all officers shall be until their respective successors are chosen and qualify, provided, however, that said term of office shall not create any contract rights in the officer. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the board of Directors may remove any officer of the Corporation at any time with or without cause.

Section 3. The President. The President shall be the chief executive officer of the Corporation and, subject to the Board of Directors, shall be responsible for the general control and management of the business and affairs of the Corporation. If no Chairman of the Board be appointed, or, if appointed, said Chairman is absent, the President shall, if present, preside at all meetings of the stockholders and the Board of Directors.

Section 4. Chairman of the Board. The Chairman shall be an Independent Director for purposes of the Investment Company Act of 1940, as amended, and shall not be an officer of the Corporation under provisions of Section 1. The duties of such Chairman shall be limited to presiding over all meetings of the Board of Directors, and may include setting the agenda, determining what information is provided to the Board of Directors, and such other duties that may be prescribed from time to time by Articles of Incorporation or these By-Laws. The duties set forth in this Section shall not be in conflict with the Chairman’s role as an Independent Director.

Section 5. Absence of the President. One or more Vice Presidents shall have and exercise such powers and duties of the President in the absence or inability of the President as may be assigned to them, respectively, by resolution of the Board of Directors or, to the extent not so assigned, as the President may assign to them, respectively. In the absence or inability of the President, the powers and duties of the President not assigned by the Board of Directors or the President shall evolve upon the Chairman or in his absence the Vice Chairman or in his absence one or more Vice Presidents.

Section 6. The Secretary. The Secretary shall have custody of the seal of the Corporation. He shall keep the minutes of the meetings of the stockholders, Board of Directors and any committees thereof, and he shall attend to the giving and serving of all notices of the Corporation. He shall have charge of the stock certificate book and such other books and papers as the Board may direct; and he shall perform such other duties as may be incidental to his office or as may be assigned to him by the Board of Directors. He shall also keep or cause to be kept a stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation showing their places of residence, the number and class or series of any class of shares of stock held by them respectively, and the dates when they respectively became the owners of record thereof, and such book shall be open for inspection as prescribed by the laws of the State of Maryland.

Section 7. The Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or other depositories and subject to withdrawal in such manner as these By-Laws or the Board of Directors may determine; he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

ARTICLE IV

CAPITAL STOCK

Section 1. Certificates of Shares. Each stockholder of the Corporation shall be entitled to a certificate or certificates for the full number of shares of each class of stock of the Corporation owned by him in such form as the Board of Directors may from time to time prescribe.

Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. In the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation, or if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE V

CORPORATE SEAL

The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE VII

INDEMNIFICATION

Section 1. The Corporation shall indemnify any person who was or is a director, officer, or employee of the Corporation to the maximum extent permitted by the Maryland General Corporation law; provided, however, that any indemnification hereunder (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such persons is proper in the circumstances. Such determination shall be made (i) by the Board of Directors, by a majority vote of a quorum which consists of Directors who are neither “interested persons” of the Corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding, or (ii) if the required quorum is not obtainable, or if a quorum of such Directors so directs, by independent legal counsel in a written opinion.

Section 2. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his position, whether or not the Corporation would have power to indemnify him.

Section 3. Notwithstanding anything in this Article VII to the contrary, nothing herein contained shall protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and in the absence of a court determination that such director or officer is not liable or that such director or officer was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, no indemnification will be permitted to such director or officer (either directly or through insurance provided by the Corporation) unless an independent legal counsel determines, based on a review of the facts, that such person was not guilty of such willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ARTICLE VIII

AMENDMENT OF BY-LAWS

The By-Laws of the Corporation may be altered, amended, added to or repealed by the Board of Directors.

ARTICLE IX

CONFLICT WITH INVESTMENT COMPANY ACT

Any provision contained in these By-Laws or in the Articles of Incorporation of the Corporation notwithstanding, the Corporation shall be governed by, and conduct its business in accordance with, the Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder from time to time. In the event that any provision of the Corporation’s Articles of Incorporation or By-Laws conflicts with such Act, rules or regulations, the provisions of such Act, rules or regulations, as the case may be, shall be controlling.